UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2010
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.                      Material Impairments.

As previously reported by United Western Bancorp, Inc. (the “Company”) in its Form 12b-25 filed with the Securities and Exchange Commission on  November 10, 2010, the Company has been engaged in discussions with the Office of Thrift Supervision (the “OTS”) and the Federal Deposit Insurance Corporation regarding the Company’s wholly owned subsidiary, United Western Bank (the “Bank”), and the Bank’s consistently applied methodology for determining other-than-temporary-impairment (“OTTI”) on non-agency, mortgage-backed securities at September 30, 2010.  On Wednesday, December 8, 2010, the Bank filed an amended Thrift Financial Report (“TFR”) with the OTS reflecting an additional $16.3 million in OTTI charges as of September 30, 2010.  The additional OTTI charges reduced the Bank’s Core Capital Ratio to 6.20% and the Bank’s Risk-Based Capital Ratio to 7.80% as of such date, which caused the Bank to fall into the “Undercapitalized” capital category under applicable regulations.   The Company and the Bank are presently assessing the impact this will have on the Bank’s operations on a go-forward basis.  A copy of the Bank’s amended TFR will be available soon from the Internet at https://cdr.ffiec.gov/public/ManageFacsimiles.aspx.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2010	UNITED WESTERN BANCORP, INC.

By: /s/ Michael J. McCloskey
Name: Michael J. McCloskey
Title: Executive Vice President and Chief Operating Officer